UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 31, 2011

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31973	04-3372365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879
(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report with respect to the amendment of the warrants described in that item is incorporated herein by this reference.

Item 3.03.  Material Modification to Rights of Security Holders.

On May 31, 2011, the Registrant entered into an amendment with a holder of warrants issued on October 15, 2008, to purchase 870,000 shares of common stock.  The amendment changes the expiration date of the warrants from April 16, 2014 to November 1, 2011, and changes the exercise price of the warrants from $12.00 to $1.40.  In connection with this amendment, the holder delivered an exercise notice relating to warrants to purchase 435,000 shares of common stock at the amended exercise price.  By taking these actions, the Registrant reduces the number of warrants outstanding and accelerates the receipt of proceeds from exercise of the warrants.  Proceeds to the Registrant from the initial exercise of 435,000 warrants are expected to be $609,000 before expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: May 31, 2011	By	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer